UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 or 15(d) of THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 18, 2012

INTERCONTINENTALEXCHANGE, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-32671	58-2555670
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification Number)

2100 RiverEdge Parkway, Suite 500, Atlanta, Georgia 30328
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (770) 857-4700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.  Submission of Matters to a Vote of Security Holders

(a) The Annual Meeting of Stockholders of IntercontinentalExchange, Inc. was held on May 18, 2012.

(b) The results of the matters submitted to a stockholder vote at the Annual Meeting are as follows:

1. Election of Directors:  Our stockholders elected the following eleven directors to each serve a one-year term expiring on the date of the 2013 Annual Meeting of Stockholders or until his or her successor has been duly chosen and qualified:

	For	Against	Abstain	Broker Non-Votes
Charles R. Crisp	57,292,146	862,149	19,861	3,025,722
Jean-Marc Forneri	57,418,673	738,975	16,508	3,025,722
Senator Judd A. Gregg	57,454,279	703,699	16,178	3,025,722
Fred W. Hatfield	57,419,661	737,983	16,512	3,025,722
Terrence F. Martell, Ph.D	57,454,230	703,421	16,505	3,025,722
Sir Callum McCarthy	57,422,723	710,936	40,497	3,025,722
Sir Robert Reid	56,677,119	1,480,837	16,200	3,025,722
Frederic V. Salerno	44,492,152	13,665,889	16,115	3,025,722
Jeffrey C. Sprecher	55,863,581	2,291,250	19,325	3,025,722
Judith A. Sprieser	52,827,474	5,306,868	39,814	3,025,722
Vincent Tese	46,574,869	11,558,118	41,169	3,025,722

2.  Advisory Resolution on Executive Compensation:  Our stockholders approved the proposal on executive compensation.  As previously disclosed, our Board of Directors has determined to hold advisory votes on executive compensation annually.

For	Against	Abstain	Broker Non-Votes
57,292,576	770,150	111,430	3,025,722

3.  Ratification of Appointment of Independent Registered Public Accounting Firm: Our stockholders ratified the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2012.

For	Against	Abstain
60,077,209	1,115,700	6,969

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

INTERCONTINENTALEXCHANGE, INC.

Date: May 22, 2012	By:	/s/ Scott A. Hill
Scott A. Hill
Senior Vice President, Chief Financial Officer